Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reports

Fourth Quarter and Full Year 2013 Financial Results

COLUMBUS, Ohio, March 4, 2014 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced fourth quarter and full year 2013 financial results.

Fourth Quarter 2013 Results

Adjusted EBITDA1 was $8.2 million for the fourth quarter of 2013 compared to $8.0 million for the fourth quarter of 2012. The increase was driven by a 14.6 percent increase in cash margin to $6.61 per ton for the fourth quarter of 2013 from $5.77 per ton for the fourth quarter of 2012, partially offset by a 114,000 ton decrease in tons sold attributable to the winding down of the Illinois Basin operations. Cash coal sales revenue increased 2.1 percent to $51.09 per ton for the fourth quarter of 2013 from $50.05 per ton for the fourth quarter of 2012. For the fourth quarter of 2013, cash cost of coal sales increased by 0.5 percent to $44.48 per ton from $44.28 per ton for the fourth quarter of 2012.

Net loss was $8.2 million for the fourth quarter of 2013 compared to a net loss of $5.9 million for the fourth quarter of 2012. There was $3.9 million of additional interest expense attributable to the new credit facilities for the fourth quarter of 2013 over the fourth quarter of 2012. Adjusted Net Loss2 was $10.0 million for the fourth quarter of 2013, when excluding a $2.7 million gain relating to the change in fair value of warrants, $0.7 million of restructuring expenses and a $0.1 million loss on disposal of assets, and without any adjustment for the additional interest expense. Adjusted Net Loss was $7.9 million for the fourth quarter of 2012, when excluding a $3.9 million gain on disposal of assets and $1.8 million of impairment and restructuring expenses.

“We completed the idling of our Illinois Basin operations during the fourth quarter and continue to focus on our core Northern Appalachian operations where we have a strong committed sales position for 2014. In addition to the productivity improvements we have achieved in our Northern Appalachian operations, we have also been proactive in rightsizing our cost structure to better align with our committed sales position through the temporary idling of two Ohio mines,” said Oxford’s President and Chief Executive Officer Charles C. Ungurean. “While coal market conditions continue to be challenging, there may be opportunities for incremental coal deliveries due to the extreme cold weather we have been experiencing. Should this demand materialize, we have the ability to increase production with little incremental cost.”

Full Year 2013 Results

Adjusted EBITDA was $42.1 million for the year ended December 31, 2013 compared to $47.9 million for the year ended December 31, 2012. The decline was primarily attributable to planned lower sales volume from the Illinois Basin operations and a 1.8 percent decline in cash margin to $6.93 per ton for 2013 from $7.06 per ton for 2012. While cash coal sales revenue increased 2.7 percent to $50.92 per ton for 2013 from $49.57 per ton for 2012, this was offset by an increase in cash cost of coal sales for 2013. Cash cost of coal sales increased 3.5 percent to $43.99 per ton for 2013 from $42.51 per ton for 2012.

___________________________________

1 The definition of Adjusted EBITDA, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

2 The definition of Adjusted Net Loss, which is a non-GAAP financial measure, and reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

Net loss was $23.7 million for the year ended December 31, 2013 compared to a net loss of $26.1 million for the year ended December 31, 2012. There was $9.6 million of additional interest expense attributable to the new credit facilities for 2013 over 2012. Adjusted Net Loss was $27.8 million for 2013, when excluding a $6.5 million gain on disposal of assets, a $3.3 million gain relating to the change in fair value of warrants, $3.1 million in debt refinancing expenses, $1.8 million of restructuring expenses and $0.8 million from the write-off of deferred financing costs related to the prior credit facility, and without any adjustment for the additional interest expense. Adjusted Net Loss was $18.4 million for 2012, when excluding $15.7 million of impairment and restructuring expenses and an $8.0 million gain on disposal of assets.

Business Update

As of today, Oxford’s projected sales volume is 94 percent committed and priced for 2014, underscoring the strength of its long-term customer relationships and its strategic importance in its core region.

As a leading low-cost producer of thermal coal and the largest producer of surface mined coal in Ohio, Oxford continues to focus on its core Northern Appalachian operations. In 2013, Oxford acquired 6.2 million tons of proven and probable coal reserves in Northern Appalachia, an amount in excess of its 2013 production. Oxford also received nine permits in 2013 to mine a total of 6.8 million tons of proven and probable coal reserves in Northern Appalachia. Oxford has completed the idling of its Illinois Basin operations which has allowed for the transfer of excess equipment for use at the Northern Appalachian mines and a consequent reduction in the planned capital expenditures for 2014.

Liquidity

As of December 31, 2013, the Partnership had $3.1 million in cash and $5.1 million in available borrowing capacity on its revolving credit line.

The Partnership continues to actively manage its liquidity and has taken the following actions to improve its position:

●	idling its Illinois Basin operations;

●	aligning its coal production with its committed coal sales and reducing its costs by temporarily idling production at two Northern Appalachian mines;

●	reducing its capital expenditures; and

●	acquiring a strategically located coal preparation plant next to a significant customer that will reduce coal transportation costs.

The Partnership continues to pursue the sale of its remaining excess Illinois Basin equipment, consisting of a large-capacity shovel and several smaller pieces of equipment, and would consider offers for the remaining coal reserves and/or facilities related to the Illinois Basin operations.

2014 Guidance

The Partnership provides the following guidance for 2014 based on its current industry outlook:

The Partnership expects to produce between 5.5 million tons and 5.9 million tons and sell between 5.6 million tons and 6.0 million tons of thermal coal. The average selling price is anticipated to be in the range of $51.50 per ton to $53.50 per ton, with an anticipated average cost in the range of $42.30 per ton to $44.30 per ton.

Adjusted EBITDA is expected to be in the range of $42 million to $48 million.

The Partnership anticipates capital expenditures of between $17 million and $21 million.

Conference Call

The Partnership will host a conference call at 10:00 a.m. Eastern Time today (March 4, 2014) to review its fourth quarter and full year 2013 financial results. To participate in the call, dial (877) 280-4953 or (857) 244-7310 for international callers and provide passcode 16213530. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on March 4, 2014, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 55542437. The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value thermal coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information set forth under the headings “Business Update,” “Liquidity” and “2014 Guidance.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both mining operations and underground coal reserves that the Partnership does not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.

Withholding Information for Foreign Investors

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Partnership distributions to foreign investors, when and if such distributions are made, as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Partnership distributions to foreign investors would be subject to federal income tax withholding at the highest applicable rate.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands, except for unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

REVENUES:
Coal sales	$80,975	$85,122	$336,201	$364,928
Other revenue	1,355	1,376	10,566	8,599
Total revenues	82,330	86,498	346,767	373,527

COSTS AND EXPENSES:
Cost of coal sales:
Produced coal	65,971	67,681	268,130	288,782
Purchased coal	4,523	7,564	22,297	23,685
Total cost of coal sales (excluding depreciation, depletion and amortization)	70,494	75,245	290,427	312,467
Cost of other revenue	391	(90)	1,619	1,195
Depreciation, depletion and amortization	10,321	12,151	48,081	51,170
Selling, general and administrative expenses	4,241	4,154	17,297	15,629
Impairment and restructuring expenses	749	1,807	1,761	15,650
Loss (gain) on disposal of assets, net	106	(3,865)	(6,488)	(8,021)
Total costs and expenses	86,302	89,402	352,697	388,090
LOSS FROM OPERATIONS	(3,972)	(2,904)	(5,930)	(14,563)

INTEREST AND OTHER EXPENSES:
Interest income	1	3	4	10
Interest expense	(6,908)	(2,978)	(21,054)	(11,500)
Change in fair value of warrants	2,715	-	3,280	-
Total interest and other expenses	(4,192)	(2,975)	(17,770)	(11,490)
NET LOSS	(8,164)	(5,879)	(23,700)	(26,053)
Net income attributable to noncontrolling interest	(105)	(384)	(1,225)	(755)
Net loss attributable to Oxford Resource Partners, LP unitholders	(8,269)	(6,263)	(24,925)	(26,808)
Net loss allocated to general partner	(164)	(125)	(497)	(535)
Net loss allocated to limited partners	$(8,105)	$(6,138)	$(24,428)	$(26,273)

Net loss per limited partner unit:
Basic	$(0.33)	$(0.29)	$(1.07)	$(1.27)
Diluted	$(0.33)	$(0.29)	$(1.07)	$(1.27)

Weighted average number of limited partner units outstanding:
Basic	20,756,081	20,735,915	22,776,481	20,711,952
Diluted	20,756,081	20,735,915	22,776,481	20,711,952

Distributions paid per unit:
Limited partners:
Common	$-	$-	$-	$1.5125
Subordinated	$-	$-	$-	$0.6375
General partner	$-	$-	$-	$1.0750

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2013 AND 2012
(in thousands, except for unit data)

	As of December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$3,089	$3,977
Accounts receivable	25,850	19,792
Inventory	13,840	12,554
Advance royalties	2,604	4,461
Prepaid expenses and other assets	1,737	2,046
Assets held for sale	-	6,106
Total current assets	47,120	48,936

PROPERTY, PLANT AND EQUIPMENT, NET	144,426	158,483
ADVANCE ROYALTIES, LESS CURRENT PORTION	8,800	4,861
INTANGIBLE ASSETS, NET	1,188	1,442
OTHER LONG-TERM ASSETS	22,821	7,177
Total assets	$224,355	$220,899

LIABILITIES AND PARTNERS' (DEFICIT) CAPITAL
CURRENT LIABILITIES:
Accounts payable	$23,932	$26,893
Current portion of long-term debt	7,901	102,970
Current portion of reclamation and mine closure costs	5,996	3,869
Accrued taxes other than income taxes	1,293	1,213
Accrued payroll and related expenses	3,389	1,629
Other liabilities	3,457	2,491
Total current liabilities	45,968	139,065

LONG-TERM DEBT	155,375	41,557
RECLAMATION AND MINE CLOSURE COSTS	25,658	25,144
WARRANTS	4,599	-
OTHER LONG-TERM LIABILITIES	3,753	3,806
Total liabilities	235,353	209,572

PARTNERS’ (DEFICIT) CAPITAL:
Limited partners (20,867,073 and 20,751,190 units outstanding
as of December 31, 2013 and 2012, respectively)	(13,460)	9,593
General partner (423,494 units outstanding as of
December 31, 2013 and 2012)	(2,507)	(2,010)
Total Oxford Resource Partners, LP (deficit) capital	(15,967)	7,583
Noncontrolling interest	4,969	3,744
Total partners’ (deficit) capital	(10,998)	11,327
Total liabilities and partners’ (deficit) capital	$224,355	$220,899

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,700)	$(26,053)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion and amortization	48,081	51,170
Impairment and restructuring expenses	1,761	15,650
Change in fair value of warrants	(3,280)	-
Interest rate swap and fuel contract adjustments to market	(12)	(144)
Non-cash interest expense	4,094	-
Amortization and write-off of deferred financing costs	3,986	2,175
Non-cash equity-based compensation expense	1,441	1,262
Non-cash changes in mine reclamation obligations	2,293	1,567
Amortization of below-market coal sales contracts	(60)	(623)
(Gain) loss on disposal of assets, net	(6,488)	(8,021)
Changes in assets and liabilities:
Accounts receivable	(6,058)	8,596
Inventory	(778)	(554)
Advance royalties	(2,320)	(123)
Restricted cash	(40)	1,811
Other assets	147	(1,224)
Accounts payable	(2,962)	1
Reclamation and mine closure costs	(8,222)	(8,966)
Accrued taxes other than income taxes	80	(519)
Accrued payroll and related expenses	1,760	(905)
Other liabilities	(47)	(1,513)
Net cash from operating activities	9,676	33,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(17,773)	(19,122)
Purchase of coal reserves and land	(1,532)	(125)
Mine development costs	(3,027)	(3,440)
Proceeds from sale of assets	6,424	12,417
Insurance proceeds	3,035	400
Net cash from investing activities	(12,873)	(9,870)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	150,000	-
Payments on borrowings	(56,072)	(10,921)
Advances on line of credit	53,588	51,000
Payments on line of credit	(126,088)	(39,000)
Debt issuance costs	(9,569)	(1,086)
Collateral for reclamation bonds	(9,550)	-
Capital contributions from partners	-	12
Distributions to partners	-	(22,777)
Net cash from financing activities	2,309	(22,772)
NET CHANGE IN CASH	(888)	945

CASH, beginning of the year	3,977	3,032
CASH, end of the year	$3,089	$3,977

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA[1]
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net loss	$(8,164)	$(5,879)	$(23,700)	$(26,053)

Adjustments:
Interest expense, net of interest income	6,907	2,975	21,050	11,490
Depreciation, depletion and amortization	10,321	12,151	48,081	51,170
Change in fair value of warrants	(2,715)	-	(3,280)	-
Impairment and restructuring expenses	749	1,807	1,761	15,650
(Gain) loss on disposal of assets, net	106	(3,865)	(6,488)	(8,021)
Amortization of below-market coal sales contracts	-	(80)	(60)	(623)
Non-cash equity-based compensation expense	351	296	1,441	1,262
Non-cash changes in mine reclamation obligations	610	378	2,293	1,567
Non-recurring costs:
Debt refinancing expenses	50	-	3,109	-
Other	-	237	(2,100)	1,475
Adjusted EBITDA	$8,215	$8,020	$42,107	$47,917

1 Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss before deducting interest, income taxes, depreciation, depletion, amortization, change in fair value of warrants, impairment and restructuring expenses, gain or loss on disposal of assets, amortization of below-market coal sales contracts, non-cash equity-based compensation expense, non-cash changes in mine reclamation obligations, and certain non-recurring items. Although Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to financing methods, capital structure or income taxes; our ability to generate cash sufficient to pay interest on our indebtedness and fund capital expenditures; and our compliance with certain credit facility financial covenants. Because not all companies calculate Adjusted EBITDA the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS[2]
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net loss	$(8,164)	$(5,879)	$(23,700)	$(26,053)

Adjustment:
Impairment and restructuring expenses	749	1,807	1,761	15,650
(Gain) loss on disposal of assets, net	106	(3,865)	(6,488)	(8,021)
Change in fair value of warrants	(2,715)	-	(3,280)	-
Debt refinancing expenses	50	-	3,109	-
Write-off of deferred financing costs related to prior credit facility	-	-	808	-
Adjusted net loss	$(9,974)	$(7,937)	$(27,790)	$(18,424)

2 Adjusted Net Loss is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted Net Loss as net income or loss before deducting impairment and restructuring expenses, gain or loss on disposal of assets, change in fair value of warrants, debt financing expenses and write-off of deferred refinancing costs. Although Adjusted Net Loss is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to items which are primarily non-cash and our restructuring efforts which are not typical operating activities. Because not all companies calculate Adjusted Net Loss the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED OPERATING STATISTICS[3]
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands, except per ton amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Tons sold	1,585	1,699	6,602	7,350

Coal sales revenue per ton	$51.09	$50.10	$50.93	$49.65
Amortization of below-market coal sales contracts per ton	-	(0.05)	(0.01)	(0.08)
Cash coal sales revenue per ton	51.09	50.05	50.92	49.57
Cash cost of coal sales per ton	(44.48)	(44.28)	(43.99)	(42.51)
Cash margin per ton	$6.61	$5.77	$6.93	$7.06

3 Per ton amounts are calculated by dividing the related amount on the financial statements by the number of tons sold. Although per ton amounts are not measures of performance calculated in accordance with GAAP, we believe they are useful to management and others, such as investors and lenders, in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company's sales performance or control over costs. Because not all companies calculate these measures the same way, our calculations may not be comparable to similarly titled measures of other companies.